Exhibit 99.1

Heritage Commerce Corp to Present at Keefe, Bruyette & Woods 2013 Community Bank Conference

San Jose, California – July 29, 2013 – Heritage Commerce Corp (Nasdaq:HTBK), today announced that it will present at Keefe, Bruyette & Woods 2013 Community Bank Conference at The Marriott Marquis in New York, New York.  Walter T. Kaczmarek, President and Chief Executive Officer, is scheduled to present on Tuesday, July 30, 2013 at 5:00 a.m. PDT.  The presentation will be archived for 90 days after the conference, and can be viewed at http://wsw.com/webcast/kbw12/htbk.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Danville, Fremont, Gilroy, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  For more information, please visit www.heritagecommercecorp.com.

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